Exhibit 99.1
Investor Relations Contact:
Leslie Green
Green Communications Consulting, LLC
(650) 312-9060
leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Third Quarter 2011 Financial Results

•	Q3 FY 2011 Net Revenues: $106.8 million

•	Q3 FY 2011 GAAP Net Income: $7.2 million; $0.10 per share (diluted)

•	Q3 FY 2011 Non-GAAP Net Income: $35.5 million; $0.47 per share (diluted)

SANTA CLARA, Calif. – October 26, 2011 – NetLogic Microsystems, Inc. (NASDAQ: NETL), a worldwide leader in high performance intelligent semiconductor solutions for next-generation Internet networks, today announced financial results for its third quarter ended September 30, 2011.

Revenue for the third quarter of 2011 was $106.8 million, a 3.0% sequential increase from $103.7 million for the second quarter of 2011 and a 6.8% increase from $100.1 million for the third quarter of 2010.

Third quarter 2011 net income, determined in accordance with generally accepted accounting principles (GAAP), was $7.2 million or $0.10 per diluted share. By comparison, GAAP net income was $5.2 million or $0.08 per diluted share for the third quarter of 2010.  GAAP net income for third quarter 2011 included stock-based compensation and related payroll taxes, changes in contingent earn-out liability, amortization of intangible assets, and acquisition-related costs.  Excluding these items, non-GAAP net income for the third quarter of 2011 was $35.5 million or $0.47 per diluted share, compared with $0.40 per diluted share for the third quarter of 2010.

Management Qualitative Comments

“This was another positive quarter for NetLogic Microsystems,” said Ron Jankov, president and CEO.  “In addition to solid financial results, during the third quarter we marked another significant milestone in our roadmap with the announcement of the XLP®II processor, the industry’s most advanced multi-core processor leveraging the advanced 28 nanometer process node.  This ground-breaking new processor demonstrates our continued commitment to technology leadership and further highlights the tremendous execution capability and expertise of our team.”

Recent Operating Highlights

•
NetLogic Microsystems announced the innovative XLP II family of multi-core processors, the industry’s most advanced and highest performance communications multi-core processors for next-generation LTE mobile infrastructure, data center, enterprise networking, storage and security applications.  The XLP II processor family, based on industry-leading 28 nanometer process technology, features groundbreaking innovations that deliver a dramatic 5-7x performance enhancement over the existing generation of XLP processors, which already offer best-in-class performance and have set the gold standard in multi-core processing today.

•
The company also began revenue shipments in the third quarter for its recently introduced XLP multi-core processors into the communications control plane market, which is estimated at approximately $1.5 billion.  The control plane processing application represents a new market for NetLogic Microsystems’ XLP family of multi-core processors as previous generations of XLR® and XLS® families of processors were primarily targeted at the data plane processing market.

•
ZTE selected NetLogic Microsystems’ industry-leading NLA11k knowledge-based processors, optimized for Internet Protocol Version 6 (IPv6) processing, for ZTE’s multi-terabit T8000 Cluster Router. ZTE’s T8000 Router is ideal for operators and service providers building sophisticated IP/Multiprotocol Label Switching (MPLS) infrastructure for next-generation network backbones.

About NetLogic Microsystems

NetLogic Microsystems, Inc. (NASDAQ: NETL) is a worldwide leader in high-performance intelligent semiconductor solutions that are powering next-generation Internet networks.  NetLogic Microsystems’ best-in-class products perform highly differentiated tasks of accelerating complex network traffic to significantly enhance the performance and functionality of advanced 3G/4G mobile wireless infrastructure, data center, enterprise, metro Ethernet, edge and core infrastructure networks.  NetLogic Microsystems’ market-leading product portfolio includes high-performance multi-core processors, knowledge-based processors, content processors, network search engines, ultra low-power embedded processors, digital front-end processors and high-speed 10/40/100 Gigabit Ethernet PHY solutions.  These products are designed into high-performance systems such as switches, routers, wireless base stations, security appliances, networked storage appliances, service gateways and connected media devices offered by leading original equipment manufacturers (OEMs).  NetLogic Microsystems is headquartered in Santa Clara, California, and has offices and design centers throughout North America, Asia and Europe.  For more information about products offered by NetLogic Microsystems, call +1-408-454-3000 or visit the NetLogic Microsystems Web site at http://www.netlogicmicro.com.

NetLogic Microsystems and the NetLogic Microsystems logo are trademarks of NetLogic Microsystems, Inc.  XLR, XLS and XLP are registered trademarks of NetLogic Microsystems, Inc. All other trademarks are the properties of their respective owners.

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Revenue	$106,808	$100,052	$309,166	$281,317
Cost of revenue*	39,690	40,523	121,153	134,866
Gross profit	67,118	59,529	188,013	146,451
Operating expenses:
Research and development*	39,848	32,372	113,462	92,462
Selling, general and administrative*	22,000	19,763	63,725	59,619
Change in contingent earn-out liability	(5,295)	741	31,416	51,152
Acquisition-related costs	5,591	-	7,524	735
Total operating expenses	62,144	52,876	216,127	203,968
Income (loss) from operations	4,974	6,653	(28,114)	(57,517)
Other income (expense):
Gain recognized on investment in Optichron, Inc.	-	-	4,259	-
Impairment charge on other investment	-	-	(1,276)	-
Interest and other income (expense), net	94	(126)	498	(236)
Income (loss) before income taxes	5,068	6,527	(24,633)	(57,753)
Provision for (benefit from) income taxes	(2,141)	1,318	(2,665)	(790)
Net income (loss)	$7,209	$5,209	$(21,968)	$(56,963)
Net income (loss) per share - Basic	$0.10	$0.08	$(0.32)	$(0.95)
Net income (loss) per share - Diluted	$0.10	$0.08	$(0.32)	$(0.95)
Shares used in calculation - Basic	69,266	63,632	68,585	60,041
Shares used in calculation - Diluted	73,498	67,933	68,585	60,041

*	Includes stock-based compensation and related payroll taxes, and amortization of intangible assets as follows (in thousands):

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Stock-based compensation and related payroll taxes:
Cost of revenue	$252	$167	$773	$536
Research and development	8,346	6,207	25,397	19,463
Selling, general and administrative	5,049	5,041	14,754	16,905
Total	$13,647	$11,415	$40,924	$36,904

Amortization of intangible assets:
Cost of revenue	$13,057	$9,632	$38,470	$29,028
Selling, general and administrative	1,278	913	3,449	2,739
Total	$14,335	$10,545	$41,919	$31,767

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation and related payroll taxes, change in contingent earn-out liability, amortization of intangible assets, fair value adjustments of acquired inventory and related taxes, acquisition-related costs, lease termination costs, a gain recognized on a pre-acquisition  investment in Optichron, Inc., an impairment charge on another investment, and the effects of excluding stock-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded stock-based compensation expense and changes in contingent earn-out liability in calculating these non-GAAP financial measures primarily because these expenses rely on valuations based on future events such as the market price of our common stock and revenue generated from products acquired in the RMI and Optichron acquisitions during a defined period following the close that are difficult to predict and are affected by market factors that are largely not within the control of management. We have excluded stock related payroll taxes, amortization of intangible assets, fair value adjustments related to acquired inventory and the related tax effect, acquisition-related costs, lease termination costs, gain recognized on investment in Optichron, Inc. and impairment charge on other investment because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated October 26, 2011 that the Company has submitted to the Securities and Exchange Commission.

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
GAAP net income (loss)	$7,209	$5,209	$(21,968)	$(56,963)
Reconciling items:
Stock-based compensation and related taxes	13,647	11,415	40,924	36,904
Changes in contingent earn-out liability	(5,295)	741	31,416	51,152
Amortization of intangible assets	14,335	10,545	41,919	31,767
Fair value adjustments of acquired inventory	-	-	2,381	16,018
Acquisition-related costs	5,591	-	7,524	735
Lease termination costs	-	-	-	503
Gain recognized on investment in Optichron	-	-	(4,259)	-
Impairment charge on other investment	-	-	1,276	-
Tax effect of inventory fair value adjustment	-	-	(847)	(5,618)
Non-GAAP net income	$35,487	$27,910	$98,366	$74,498

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO
NON-GAAP DILUTED NET INCOME PER SHARE
(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
GAAP net income (loss) per share - Diluted	$0.10	$0.08	$(0.32)	$(0.95)
Reconciling items:
Stock-based compensation and related taxes	0.18	0.16	0.54	0.55
Changes in contingent earn-out liability	(0.07)	0.01	0.42	0.76
Amortization of intangible assets	0.19	0.15	0.56	0.47
Fair value adjustments of acquired inventory	-	-	0.03	0.24
Acquisition-related costs	0.07	-	0.10	0.01
Lease termination costs	-	-	-	0.01
Gain recognized on investment in Optichron	-	-	(0.06)	-
Impairment charge on other investment	-	-	0.02	-
Tax effect of inventory fair value adjustment	-	-	(0.01)	(0.08)
Difference in shares count between diluted GAAP and diluted non-GAAP calculation	-	-	0.03	0.10
Non-GAAP net income per share - Diluted	$0.47	$0.40	$1.31	$1.11

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED
NET INCOME (LOSS) PER SHARE CALCULATION TO THE SHARES USED FOR
NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Ninemonths ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Shares used in calculation - Diluted (GAAP)	73,498	67,933	68,585	60,041
The effect of removing stock-based compensation expense for non-GAAP presentation purpose	2,555	2,613	2,235	2,684
The effect of dilutive potential common shares due to reporting non-GAAP net income	-	-	4,535	4,481
Shares used in calculation - Diluted (Non-GAAP)	76,053	70,546	75,355	67,206

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three months ended				Nine months ended
	September 30, 2011		September 30, 2010		September 30, 2011		September 30, 2010
GAAP gross margin	$67,118	62.8%	$59,529	59.5%	$188,013	60.8%	$146,451	52.1%
Reconciling items:
Stock-based compensation	252	0.2%	167	0.2%	773	0.3%	536	0.2%
Amortization of intangible assets	13,057	12.2%	9,632	9.6%	38,470	12.4%	29,028	10.3%
Fair value adjustment related to acquired inventory	-	0.0%	-	0.0%	2,381	0.8%	16,018	5.7%
Non-GAAP gross margin	$80,427	75.3%	$69,328	69.3%	$229,637	74.3%	$192,033	68.3%

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$242,372	$256,167
Accounts receivables, net	38,916	19,829
Inventories	38,326	36,290
Deferred income taxes	7,493	8,428
Prepaid expenses and other current assets	12,536	11,458
Total current assets	339,643	332,172
Property and equipment, net	31,235	20,507
Goodwill	167,152	112,700
Intangible asset, net	204,029	180,838
Other assets	78,521	66,372
Total assets	$820,580	$712,589
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$16,470	$17,257
Accrued liabilities	29,275	27,848
Contingent earn-out liability, current	71,024	-
Deferred margin	2,932	4,242
Software licenses and other obligations, current	4,722	4,514
Total current liabilities	124,423	53,861
Contingent earn-out liability, long-term	3,867	-
Software licenses and other obligations, long-term	3,394	2,033
Other liabilities	41,520	37,782
Total liabilities	173,204	93,676
Stockholders' equity
Common stock	696	675
Additional paid-in capital	860,623	807,780
Accumulated other comprehensive loss	(2,461)	(28)
Accumulated deficit	(211,482)	(189,514)
Total stockholders' equity	647,376	618,913
Total liabilities and stockholders' equity	$820,580	$712,589

CONTACT: Green Communications Consulting, LLC
Leslie Green, 650-312-9060 (Investor Relations)
leslie@greencommunicationsllc.com
SOURCE: NetLogic Microsystems, Inc.